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                                   EXHIBIT 10(a)

               RESPONSE ONCOLOGY, INC. 1996 STOCK INCENTIVE PLAN





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                            RESPONSE ONCOLOGY, INC.
                           1996 STOCK INCENTIVE PLAN


1.       PURPOSE OF PLAN AND EFFECTIVE DATE.

         1.1 PURPOSE. The purpose of this 1996 Stock Incentive Plan (hereinafter called the "Plan") is to further the success and advance the interests of Response Oncology, Inc. and its subsidiaries and affiliates, including, without limitation, consolidated joint ventures (collectively, the "Company," where the context so requires) by making available shares of common stock of the Company, $.01 par value per share ("Common Stock") for purchase by or grants to eligible directors, officers, advisors, medical directors, consultants and key employees of the Company and thus to provide an additional incentive to such personnel to exert maximum effort toward the success of the Company and to give them a greater interest as shareholders in the success of the Company and in maximizing shareholder value.

         1.2 AWARDS. The Company intends this Plan to enable the Company to issue pursuant hereto (i) incentive stock options ("Incentive Stock Options") to purchase Common Stock, as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"); (ii) similar options to purchase Common Stock which will not, however, be qualified as Incentive Stock Options (also known as "Non-Statutory" or "Non-Qualified" stock options); (iii) shares of Common Stock that are subject to limitations and restrictions as to encumbrance and transfer ("Restricted Stock"); and (iv) stock appreciation rights ("SAR") pursuant to which a recipient may recognize in cash the benefit from appreciation in the price of Common Stock.

         1.3 EFFECTIVENESS. The Plan shall become effective on the date of approval by the Board of Directors of the Company, which date is February 8, 1996; provided, however, that the Plan shall be subject to approval and ratification by shareholders of the Company holding a majority of its voting stock, voting in person or by proxy, at a meeting of shareholders to be held within twelve months after February 8, 1996.

2.       DEFINITIONS.

         2.1 As used in this Plan, the following terms have the following respective meanings:

                 "1933 Act" means the Securities Act of 1933, as amended from time to time. References to any provision of the 1933 Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

                 "Award" means any grant of a Stock Option or SAR, and any award of Restricted Stock under the Plan, whether singly, in combination, or in tandem, to an Eligible Person by the Compensation Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee may establish.

                 "Award Agreement" means a written agreement setting forth the terms of an Award.

                 "Board" means the Board of Directors of the Company.

                 "Change in Control" means any transaction pursuant to which (i) the Company merges with another corporation, limited partnership, limited liability company or other business entity and is not the surviving entity; (ii) substantially all of the Company's assets are sold to persons or entities not affiliated with the Company; (iii) shares of Common Stock are issued to or acquired by persons (as defined in Section 13(d)(3) under the Securities Exchange Act of 1934), their Affiliates and associates





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         (as defined in Rule 12b-2 under the Securities Exchange Act of 1934)
         not affiliated with the Company who, immediately after such issuance or acquisition, own Common Stock comprising more than 20% of the number of shares of Common Stock issued and outstanding immediately after such issuance or acquisition; or (iv) any other transaction of a nature similar to the foregoing.

                 "Code" means the Internal Revenue Code of 1986, as amended. References to any provisions of the Code shall be deemed to include successor provisions.

                 "Committee" shall mean the Compensation Committee of the Board as from time to time constituted; provided, however, that for purposes of administration of this Plan, no person shall be a member of the Committee unless such person shall be a person who shall not cause the Plan to fail the "disinterested administration" test set forth in Rule 16-b3(c)(ii) under the Exchange Act.

                 "Common Stock" has the meaning set forth in SECTION 1.1 hereof.

                 "Company" means Response Oncology, Inc., and, where the context so requires, such term shall include subsidiaries of Response Oncology, Inc. and consolidated joint ventures in which Response Oncology, Inc. is a party.

                 "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

                 "Eligible Persons" means all persons described in SECTION 5 hereof who are eligible to receive Awards pursuant to this Plan.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

                 "Fair Market Value" unless otherwise required by an applicable provision of the Code, as of any date, means the mean between the high and low sales price of the Common Stock on any exchange upon which the Common Stock is traded or on the National Market of the Nasdaq Stock Market on the date of an Award or, if there are no sales on said date, then on the next prior business day on which there was a sale. If no such sales price is available, then the price per share shall be determined by the Committee. If the Committee, in its discretion, shall determine that the average high and low sales price for a particular day is not, due to low trading volume or other factors which the Committee deems appropriate, indicative of Fair Market Value, then the Committee may use an average of the high and low sales prices of the Common Stock over a period not to exceed thirty (30) trading days immediately preceding the date of the Award in determining Fair Market Value.

                 "Imminent Change in Control" means any offer or announcement, oral or written, by any person or persons acting as a group, the intention of whom is to effect a Change in Control of the Company. The decision of the Committee whether an Imminent Change in Control has occurred shall be conclusive and binding.

                 "Incentive Stock Option" means any Incentive Stock Option granted pursuant to this Plan which is intended to be, and designated and qualifying as, an "incentive stock option" within the meaning of
         Section 422 of the Code.

                 "Modification" means any change in the terms of an Option which would constitute a "modification" as defined in Section 424(h)(3) of the Code, including, without limitation, such a modification to an Option as effected by a change in the Plan and any other change in the Plan which would increase the number of shares reserved for Options under the Plan, materially change the





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         administration of the Plan or that would otherwise materially increase the benefits accruing to, or available for, participants in the Plan; provided, however, that registration of Option Stock under the 1933 Act, as amended, shall not be deemed a Modification.

                 "Non-Statutory Stock Option" and "Non-Qualified Stock Option" means any option granted under this Plan other than an Incentive Stock Option.

                 "Option" or "Stock Option" means a right granted pursuant to the Plan to purchase shares of Common Stock, and includes the terms Incentive Stock Option and Non-Qualified Stock Option.

                 "Option Price" or "Exercise Price" means the price per share at which Common Stock may be purchased upon the exercise of an Option.

                 "Option Stock" means Common Stock subject to an option granted under this Plan.

                 "Participant" means any individual to whom an Option has been granted by the Committee under the Plan.

                 "Restricted Stock" means Common Stock issued to a Participant that is subject to restrictions on transfer or alienation, vesting and forfeitability provisions and such other terms and conditions as the Committee may determine and as may be set forth in an Award Agreement in respect thereof.

                 "Retirement" means retirement from active employment under a retirement plan of the Company, or pursuant to an employment agreement with any of the aforementioned, or termination of employment at or after age 65 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

                 "SAR" means a right to surrender to the Company all or a portion of a Stock Option and to be paid therefor an amount, in cash or shares of Common Stock (which may be Restricted Stock), as determined by the Committee, provided that the amount of cash or the Fair Market Value of any Common Stock, as the case may be, shall be no greater than the excess, if any, of (i) the Fair Market Value of the Option Stock to which the Option or portion thereof relates, determined on the date such right is exercised, over (ii) the aggregate Option Price of the Option Stock.

                 "Subsidiary" or "Subsidiaries" means any corporation which is a "subsidiary corporation" as defined in Section 424(f) of the Code, and the regulations thereto.

                 "Tax Date" means the date on which the amount of tax to be withheld with respect to any Award is determined.

                 "Termination for Cause" shall have the same meaning as in any employment agreement between any Participant and the Company, or, in the absence of such employment agreement, shall mean the termination of employment of a Participant due to (i) any illegal or dishonest conduct which adversely affects or may adversely affect the reputation, good will, or business position of the Company or which involves Company funds or assets; (ii) any intentional or material damage to property or business of the Company; (iii) theft, embezzlement or misappropriation of the Company's property; or (iv) the willful failure of the Participant to carry out his or her duties as an employee of the Company.





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                 "10% Shareholder" means a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Company or of any parent or subsidiary of the Company after giving effect to the attribution of stock ownership provisions of
         Section 424(d) of the Code.

         2.2 References in these definitions to provisions of the Code shall, when appropriate to effectuate the purpose of this Plan, be deemed to be references to such provisions of the Code and regulations promulgated thereunder as the same may be from time to time amended or to successor provisions to such provisions. Terms defined elsewhere in this Plan shall have the meanings set forth in such respective definitions.

3.       STOCK SUBJECT TO PLAN.

         3.1 NUMBER OF SHARES. Subject to the provisions of SECTION 12 hereof, there shall be reserved for issuance or transfer in connection with Restricted Stock or SAR Awards or upon the exercise of the Options to be granted from time to time under the Plan an aggregate of 630,000 shares of Common Stock.

         3.2 EXCESS SHARES. Shares of stock which are attributable to Restricted Stock, SARs or Options which expire or are otherwise terminated, cancelled, surrendered or forfeited, during a calendar year, are available for issuance or use in connection with future Awards or the exercise of Options beginning in the calendar year in which they expire or otherwise become available.

         3.3 SOURCE OF STOCK. Shares of Common Stock to be issued under the Plan may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof.

         3.4 ADJUSTMENT. In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, other extraordinary dividend or other change in corporate structure or capitalization affecting the Common Stock, the Committee may, in its discretion, make appropriate adjustment in the number or kind of shares subject to Options or SARs granted under the Plan, and/or the exercise price and other terms and conditions of Options or SARs or appropriate adjustment in the maximum number of shares referred to in SECTION 3.1 of the Plan, as provided in SECTION 12 hereof.

4.       ADMINISTRATION.

         4.1 COMPOSITION OF COMMITTEE. The Plan shall be administered by the Committee which at all times shall be comprised solely of disinterested persons (as defined by Rule 16b-3(c)(ii) promulgated under the Exchange Act) each of who shall be a member of the Board, and appointed by the Board, as constituted from time to time. Members of the Committee shall serve until they resign or they are removed by the vote of a majority of the Board.

         4.2 AUTHORITY OF COMMITTEE. The Committee shall have the authority to (a) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (b) select the persons to receive Awards under the Plan; (c) determine the form of an Award and whether, if such Award is an Option, such Option is to operate on a tandem basis and/or in conjunction with or apart from other Awards made by the Company, either within or outside of this Plan; (d) determine the number of shares of Common Stock to be covered by each Award hereunder; (e) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award hereunder (including, but not limited to, any restriction





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or limitation on transfer, any vesting schedule or acceleration thereof, any forfeiture provision or waiver thereof and any "reload" upon exercise of any Option granted), regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, in its sole and absolute discretion; and (f) make any other determination or take any action that the Committee deems necessary or desirable for the administration of the Plan.

         4.3 DECISIONS OF COMMITTEE FINAL. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

5.       ELIGIBILITY.

         Incentive Stock Options under this Plan may be granted only to officers (who are employees) and to other employees of the Company and Subsidiaries, as determined by the Committee. A director of the Company may receive an Incentive Stock Option under this Plan only if such person is otherwise an employee of the Company or a Subsidiary. In addition, employees, directors or officers of the Company (including Subsidiaries and other affiliates, including consolidated joint ventures), consultants, non-employee directors of the Company and advisors who the Committee determines are providing bona fide services to the Company, whether or not otherwise compensated, may receive any form of Award except an Incentive Stock Option at the discretion of the Committee. In determining the persons to whom Awards shall be made and the number of shares to be covered by each Award, the Committee may take into account the nature of the services rendered by, and the responsibilities borne by, such eligible persons, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of SECTION 7 hereof, Awards may be made to persons who hold or have held options, restricted stock and/or stock appreciation rights under previous plans, and a person who has received an Award under the Plan may receive additional Awards under the Plan or under any future stock or option plan if the Committee shall so determine.

6.       AWARDS UNDER THE PLAN.

         6.1 TERM OF PLAN. The Committee may award Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, SARs or any combination of the foregoing to such Eligible Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan, provided, however, that in no event may any Stock Option be granted hereunder after the expiration of 10 years after the date of the Plan. The automatic or discretionary grant of "reload" Stock Options is specifically authorized.

         6.2 CODE COMPLIANCE. In the case of Incentive Stock Options, the terms and conditions of such grants, including the exercise price of the purchase of Common Stock, shall be subject to and comply with the requirements of Section 422 of the Code, as from time to time amended, and any implementing regulations.

         6.3 EXERCISE PRICE. The Exercise Price at which shares of Common Stock may be purchased pursuant to the grant of an Option shall be fixed by the Committee at the time of grant; however, the Option Price of an Incentive Stock Option must be equal to or greater than the Fair Market Value of the shares of Common Stock covered thereby. The Exercise Price of an Incentive Stock Option granted to any Participant who is a 10% Shareholder must be at least equal to 110% of the fair market value of the shares of Common Stock on the date of grant. Options granted under the Plan will not be Incentive Stock Options to the extent that the Fair Market Value of the shares of Common Stock with respect to which such Options first become exercisable in any year exceeds $100,000.

         6.4 VESTING. Except as set forth in the next sentence, awards of Options, Restricted Stock or SARs will vest and become non-forfeitable as determined by the Committee and set forth in an Award





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Agreement. Subject to the provisions of Section 422 of the Code, Options and
SARs shall become exercisable in accordance with their terms in the event of Death, Disability or Retirement of a Participant or upon a Change in Control or Imminent Change in Control.

7.       GRANTING AND EXERCISE OF OPTIONS.

         7.1 LIMITATIONS ON EXERCISE OF OPTIONS. Notwithstanding any other provision of this Plan to the contrary, the granting and exercise of Options hereunder shall be subject to the following limitations (which shall be in addition to the limitations, provisions and conditions contained elsewhere in this Plan):

                 (a) The aggregate Fair Market Value (determined at the time the option is granted) of the Option Stock for which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all such Plans of the Company and its subsidiaries) shall not exceed $100,000. Any option granted in excess of this $100,000 threshold shall be specifically designated Non-Qualified Options.

                 (b) Options may be granted as soon as practicable after the date of the adoption of the Plan by the Board, and Award Agreements evidencing such Grant(s) and the terms and conditions thereof may similarly be so executed, but in each case, such Options and such instruments shall be subject to the approval and ratification of the Plan by the shareholders of the Company as provided in SECTION 1.3. Notwithstanding anything in the Plan that may be deemed to be to the contrary, no Option may be exercised unless and until such approval and ratification is obtained. In the event such approval and ratification shall not be obtained, the Plan and all Options that may have been granted pursuant thereto shall be null and void.

         7.2 DURATION OF OPTIONS. The term of Options granted under the Plan shall be as fixed by the Committee at the time of grant and set forth in an Award Agreement; provided, however, that the term of an Incentive Stock Option shall not exceed 10 years from the date of grant. In the case of 10% Shareholders, the term of an Incentive Stock Option shall not exceed five (5) years from the date of grant. The terms of Options may, however, be shortened as provided in SECTION 11 hereof. No Option may be exercised after expiration of such Option's term.

         7.3 EXERCISE OF OPTIONS. An Option granted under the Plan shall be exercisable at such time or times, whether or not in installments, as the Committee shall prescribe at the time the Option is granted and as set forth in and subject to the provisions of any Award Agreement. An Option which has become exercisable may be exercised in accordance with its terms as to any or all full shares purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares which have become so purchasable are less than 100 shares. The purchase price of the shares shall be paid in full, as provided in SECTION 13 hereof, upon the exercise of the Option, and the Company shall not be required to deliver certificates for such shares until such payment has been made. Except as provided in SECTION 11, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an employee of the Company or any Subsidiary and shall have been continuously employed by the Company or any Subsidiary since the date of grant.

8.       STOCK APPRECIATION RIGHTS (SARS).

         8.1 GRANTING OF SARS. The Committee may, in its discretion, grant a SAR to the holder of an Option either at the time the Option is granted or by amending the instrument evidencing the grant of the Option at any time after the Option is granted, so long as the grant is made during the period in which grants of SARs may be made under the Plan and, if made to a person subject to
Section 16(b) of the Exchange Act, is made more than six months before the end of the term of the Option.





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         8.2 EXERCISE OF SARS. Each SAR shall be for such term and shall be subject to such other terms and conditions as the Committee shall impose and as may be set forth in an Award Agreement. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the amount of appreciation which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Participant upon his exercise of a SAR shall be paid in cash and what portion, if any, shall be payable in Common Stock or additional Options. If and to the extent that shares of Common Stock are issued in satisfaction of amounts payable on exercise of a SAR, the shares of Common Stock so issued shall be valued at their Fair Market Value on the date of exercise. Upon exercise of a SAR, the Option or portion thereof with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable. Upon exercise of any Option, any SAR or portion thereof granted with respect to such Option shall expire and shall not thereafter be exercisable.

9.       RESTRICTED STOCK AWARDS.

         9.1 RESTRICTED STOCK AWARDS. The Committee may grant Restricted Stock Awards to such Eligible Persons, in such amounts and subject to such terms and conditions, as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.

         9.2 ISSUANCE OF RESTRICTED STOCK. Restricted Stock awarded under the Plan shall be evidenced by certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company shall retain physical possession of any such certificates, and each Participant awarded Restricted Stock shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

         9.3 VOTING RIGHTS OF RESTRICTED STOCK. Unless otherwise determined by the Committee at the time of an Award, the holder of Restricted Stock shall have the right to vote the Restricted Stock and to receive dividends, if any, thereon, unless and until such shares are forfeited.

         9.4 REFUND OF CASH PAID FOR RESTRICTED STOCK. In the event all or any of the shares of Restricted Stock awarded to a Participant are forfeited due to failure to meet or comply with restrictions imposed by the Committee at the time of the award prior to the lapse of such restrictions, the Company shall repay to the Participant (or the Participant's estate) any cash amount paid by the Participant for such forfeited shares.

10.      TERMINATION OF EMPLOYMENT.

         10.1 TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION. In the event of the Termination for Cause or the voluntary termination of employment of any Participant to whom an Incentive Stock Option has been granted under the Plan, such Incentive Stock Options held by him under the Plan, to the extent vested and not theretofore exercised, shall be null and void. Incentive Stock Options granted under the Plan shall not be affected by any change of employment so long as the holder continues in the employ of the Company or any Subsidiary. Nothing in the Plan or in any Award pursuant to the Plan shall confer on any individual any right to continue in the employ of or continue any other legal or contractual relationship with the Company or interfere in any way with the right of the Company to terminate his or her employment or occupancy of any corporate office or any other legal or contractual relationship at any time.

         10.2 DEATH OF PARTICIPANT. In the event of the death of a Participant, any Incentive Stock Options granted to such Participant may be exercised by the person or persons to whom the Participant's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the





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Participant's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of death of such Participant.

         10.3 DISABILITY OF PARTICIPANT. In the event that any Participant's employment with the Company shall terminate as a result of the Disability of such Participant, such Participant may exercise any Inventive Stock Options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of such termination of employment.

         10.4 TERMINATION WITHOUT CAUSE. In the event of termination without cause of the employment of a person to whom an Incentive Stock Option has been granted under the Plan, any Incentive Stock Options held by him under the Plan, shall immediately vest and shall be exercisable for a period of three (3) months following the date of termination.

         10.5 NON-QUALIFIED OPTIONS, RESTRICTED STOCK AND SARS. The terms and conditions of Non-Qualified Stock Options, Restricted Stock and SARs relating to the effect of the termination of a Participant's employment, or association with the Company, Disability of a Participant or his death shall be such terms and conditions as the Committee shall, in its sole and absolute discretion, determine at the time of termination, as specifically provided for in the Award Agreement executed by the Participant at the time of an Award.

11.      NON-TRANSFERABILITY OF RIGHTS

         No Award and no right under any Award shall be assignable or transferable otherwise than by will or the laws of descent and distribution and, except to the extent otherwise provided in SECTION 13, the rights and benefits of any such Award may be exercised and received, respectively, during the lifetime of the Participant only by him or by his guardian or legal representative.

12. RECAPITALIZATION, MERGER, CONSOLIDATION, CHANGE IN CONTROL AND SIMILAR TRANSACTIONS.

         12.1 ADJUSTMENT. Subject to any required action by the shareholders and Board of the Company, within the sole and absolute discretion of the Committee, the aggregate number of shares of Common Stock for which Awards may be made hereunder, the number of shares of Common Stock covered by each outstanding Option or SAR and the exercise price per share of Common Stock of each such Option or SAR, shall all be equitably adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock affected without the receipt of consideration by the Company (other than shares held by dissenting shareholders).

         12.2 CHANGE IN CONTROL. All outstanding Options, SARs and Restricted Stock shall automatically vest and, in the case of Options and SARs, become immediately exercisable in the event of a Change in Control or Imminent Change in Control of the Company.

         12.3 EXTRAORDINARY CORPORATE ACTION. Subject to any required action by the shareholders of the Company, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Committee, in its sole and absolute discretion, shall have the power, prior or subsequent to such action to:





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                 (i)      appropriately adjust the number of shares of Common
         Stock subject to each Option or SAR, the exercise price per share of Common Stock and the consideration to be given or received by the Company upon the exercise of any outstanding Options or SARs;

                 (ii) cancel any or all previously granted Options or SARs, provided that appropriate consideration is paid to the Participants in connection therewith; and/or

                 (iii) make such other adjustments in connection with the Plan as the Committee in its sole and absolute discretion, deems necessary, desirable, appropriate or advisable; PROVIDED, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to this plan and to fail to meet the requirements of Section 422 of the Code.

Moreover, in the event of any transaction, whether a merger, consolidation, asset exchange, recapitalization or similar transaction, pursuant to which the Company's Common Stock shall be reclassified as, converted into or otherwise exchangeable for a different class of equity or debt security of the Company or any other issuer, Options and SARs granted pursuant hereto shall likewise be, without any action being required by a Participant or the Company, reclassified as, converted into or otherwise exchangeable for rights or options to receive such different security of the Company or any such successor or other issuer.

Except as expressly provided in SECTIONS 12.1, 12.2 and 12.3 hereof, no Participant shall have any rights by reason of the occurrence of any of the events described in this SECTION 12. In the event that the Company becomes a wholly owned subsidiary of another corporation, the definitive agreement regarding such transaction shall contain a provision which requires the new parent company to adopt a plan substantially similar hereto and grant options and/or stock appreciation rights substantially similar hereto to each Participant herein as a condition precedent to the consummation of the transaction.

         12.4 ACCELERATED VESTING. The Committee shall at all times have the power to accelerate the exercise date of Options and SARs and the vesting date of Restricted Stock previously granted under the Plan.

13.      PAYMENT OF PURCHASE PRICE, FEDERAL INCOME TAX OR OTHER
         WITHHOLDING AMOUNT.

         The Common Stock to be purchased upon exercise of any Option shall be paid for in full, in cash or as hereinafter provided at the time of such exercise. In addition, in its sole discretion the Committee may determine that it is an appropriate method of payment for grantees to pay for any shares subject to an option by delivering (i) certificates for shares of Common Stock having a value equal to the Exercise Price of the Options being exercised, or
(ii) a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of proceeds for the sale of shares of Common Stock or margin credit extended on shares of Common Stock (including the Common Stock to be acquired pursuant to the exercise of Options) to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one ore more brokerage firms. The value of Company Common Stock surrendered in payment of the exercise price shall be its Fair Market Value, determined pursuant to
SECTION 2.1, on the date of exercise. Upon receipt of a notice of exercise of a Stock Option and upon payment of the Option Price, the Company shall promptly deliver to the Participant a certificate or certificates for the shares of Common Stock purchased, without charge to him or her for issue or transfer tax. The Committee in its sole discretion may from time to time permit the method of exercising Options known as pyramiding (that is, the automatic application of shares received upon the exercise of a portion of a Stock Option to satisfy the exercise price for additional portions of the Option). With respect to Non-Qualified Stock Options or any Incentive Stock Options which fail to qualify as such for any reason, any required federal income tax or other withholding amount shall be paid (in full) by the Participant to the Company in cash or by certified check at the time of such exercise. The Company shall not be required to





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deliver certificates for such shares until all such payments have been made, and until the Company has had an opportunity (at its sole option) to obtain verification from the Participant that all federal income tax or other withholding amounts have been properly calculated and paid.

14.      TERMINATION AND AMENDMENT.

         14.1 TERMINATION DATE. Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no Awards shall be made hereunder after December 31, 2005. The Plan may be terminated earlier by the shareholders of the Company or by the Board.

         14.2 AMENDMENT. Modifications or other amendments to the Plan may be made by the shareholders of the Company. The Plan may also be amended by the Board; provided, however, that no amendment which shall constitute a Modification shall be effective unless approved by the shareholders of the Company within 12 months before or after the adoption of the Modification.

         14.3 PARTICIPANT CONSENT. No termination, Modification, or amendment of the Plan, may, without the consent of the Participant to whom any Award shall theretofore have been made, adversely affect the rights of such Participant under such Award; nor shall any such Modification or amendment be deemed to effect a Modification, extension or renewal of any such Award previously made except pursuant to an express written agreement to such effect, executed by the Company and the Participant.

15.      TIME OF AWARDS.

         Nothing contained in the Plan shall constitute an Award hereunder. Any Award pursuant to the Plan shall take place only upon approval by the Committee of a resolution recommending an Award under this Plan. Notice of the determination shall be given to each person to whom an Award is so made within a reasonable time after the date of such Award. After the making of an Award under this Plan, a written Award Agreement shall be duly executed by or on behalf of the Company and the Participant.

16.      FORM AND TERMS OF AWARD AGREEMENT.

         Award Agreements evidencing Awards pursuant to the Plan shall be in such form and shall contain such terms not inconsistent with the Plan as the Committee may approve. Award Agreements may contain such terms, conditions, restrictions and limitations in respect of Options, SARs and/or Restricted Stock (and such provisions for the enforcement of compliance with the Securities Act of 1933, as amended, and/or with state "Blue Sky" laws) as the Committee, in its sole discretion, may determine. To the extent any term in any Award Agreement shall be inconsistent with any term of this Plan, the term in this Plan shall govern.

17.      PARTIAL INVALIDITY.

         The invalidity or unenforceability of any particular provision of this Plan or any Award Agreement shall not effect the other provisions of this Plan or such Award Agreement nor affect the validity or enforceability of the other provisions of Award Agreements under this Plan, and this Plan and Awards hereunder shall be construed in all respects as if such invalid or unenforceable provision were omitted.

18. SPECIAL PROVISIONS WITH RESPECT TO INCENTIVE STOCK OPTIONS UNDER THIS PLAN AND NON-QUALIFIED STOCK OPTIONS.

         SECTION 5 describes the persons eligible to receive Awards under this Plan. The Committee in making any Award of an Option shall indicate whether it intends the Option to be an Incentive Stock Option under this Plan or a Non-Qualified Stock Option and shall cause the Award Agreement with respect thereto to





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

indicate such intention. Should a person hold both one or more Incentive Stock Options under this Plan and one or more Non-Qualified Stock Options, all of such Options shall be exercisable in accordance with their respective terms and limitations, and nothing in this Plan shall be construed as causing the exercise of any such Option to preclude the exercise of any such other Option in accordance with its terms.

19.      NO OWNERSHIP OR SUBSCRIPTION RIGHTS.

         Shares of Common Stock of the Company which are subject to an Option or SAR but which have not yet been purchased or paid for shall have no subscription rights and no Option or SAR holder shall be deemed to be a shareholder of the Company for any purpose.

20.      UNFUNDED PLAN.

         The Plan is intended to constitute an "unfunded" plan. Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds.

21.      RULE 16B-3 COMPLIANCE

         21.1 HOLDING PERIOD. Unless a Participant could otherwise transfer an equity security, derivative security, or shares issued upon exercise of a derivative security granted under the Plan without incurring liability under
Section 16(b) of the Exchange Act, (i) an equity security issued under the Plan, other than an equity security issued pursuant to the exercise of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition, and (ii) at least six months shall elapse from the date of acquisition of a derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or disposition of any underlying equity security issued pursuant to the exercise or conversion of such derivative security.

         21.2 RULE 16B-3 SAVINGS PROVISION. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 and Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

22.      GOVERNING LAW.

         The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee and applicable federal law.

Plan Adopted by the Board of Directors on February 8, 1996 to be ratified by the shareholders no later than December 31, 1996.





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